File No. 70-8411


               SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549


                 POST-EFFECTIVE AMENDMENT NO. 11

                               TO

                   APPLICATION OR DECLARATION

                               ON

                            FORM U-1

                              UNDER

         THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

               ALLEGHENY POWER SERVICE CORPORATION
                      800 CABIN HILL DRIVE
                      GREENSBURG, PA  15601

                  ALLEGHENY POWER SYSTEM, INC.
                       12 EAST 49TH STREET
                       NEW YORK, NY  10017

                        AYP CAPITAL, INC.
                       12 EAST 49TH STREET
                       NEW YORK, NY  10017


(Name of company or companies filing this statement and addresses of principal executive offices)


                  Allegheny Power System, Inc.


(Name of top registered holding company parent of each applicant or declarant)

                    Thomas K. Henderson, Esq.
                    Allegheny Power Service Corporation
                    Tower Forty-Nine
                    12 East 49th Street
                    New York, NY  10017


             (Name and address of agent for service)

     1. Applicants hereby amend Item 6. Exhibits and Financial Statements by adding the following thereto:

          (a)  Exhibits

                    B-1 Fort Martin Construction and Operating Agreement dated April 30, 1965.

                    B-2  Fort Martin Common Facilities Operating
                         Agreement dated November 14, 1968.

                    D-1  Application to the Pennsylvania Public Utility
                         Commission.

                    D-2  Application to the Virginia State Corporation
                         Commission.

                    D-3 Application to the West Virginia Public Service Commission.

                    D-4 Order of Pennsylvania Public Utility Commission (to be filed by amendment).

                    D-5  Order of the Virginia State Corporation
                         Commission (to be filed by amendment).

                    D-6 Order of the West Virginia Public Service Commission (to be filed by amendment).

                    D-7  Application of the Federal Energy Regulatory
                         Commission

                    D-8  Order of the Federal Energy Regulatory
                         Commission (to be filed by amendment).

                            SIGNATURE

          Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.

                              ALLEGHENY POWER SYSTEM, INC.

                              By:   THOMAS K. HENDERSON
                                    Thomas K. Henderson
                                         Counsel

                              AYP CAPITAL, INC.

                              By:   THOMAS K. HENDERSON
                                    Thomas K. Henderson
                                         Counsel

                              ALLEGHENY POWER SERVICE CORPORATION

                              By:   THOMAS K. HENDERSON
                                    Thomas K. Henderson
                                         Counsel

Dated:  March 1, 1996